Exhibit 3.10

CORPORATION

STATEMENT OF CHANGE
OF
KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

NOTE. It is critical that the Corporation Commission receive information about the existing (old) official address and/or agent data as well as the new address or agent data. Please check with our Records section, (602) 542-3026 or our web site, www.cc.state.az.us/corp. to obtain the correct information.

1. The exact name of the corporation on file with the Arizona Corporation Commission (ACC) is:

[Company]

2. The ACC file number is	[Number]

3. The known place of business currently (old) on file with the ACC is:

9690 Deereco Blvd. Ste. 100

Timonium, MD 21093-6991

4. The name and address of the current statutory agent on file with the ACC is:

Corporation Service Company

818 E. Osborn Rd.

Phoenix. AZ 85014

(A) ☐	The known place of business in ARIZONA is to be changed. The street address of the new (now, or in the near future) known place of business is:

(B) ☐	Foreign corporations only:
The known place of business in the State or Country in which the corporation was incorporated is to be changed. The new foreign address is:

5. Indicate which address the Annual Report should be mailed to: 4(A)_______4(B)_______

RECEIVED
JUL 17 2003

ARIZONA CORP. COMMISSION
CORPORATIONS DIVISION

6. (A) ☒	The statutory agent in ARIZONA is to be changed. The name and address of the new statutory agent is:

C T Corporation System

c/o C T Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012

(B) ☐	The address of the statutory agent in ARIZONA is to be changed. The new address of the statutory agent is:

and the statutory agent has given the Corporation written notice of this change.

If the agent has a P.O. box, then they must also provide a physical location/address where service of process on the corporation can occur. Also, personal mail boxes (PMB) are unacceptable for a physical address, but fine for a mailing address.

DATED this 15th day of July , 2003

[Name]
[Name of Corporation]

By	/s/ Michael E. Jones

	Michael E. Jones	Vice President
	[Name]	[Title]

[Statutory Agent]*
*(Statutory Agent must sign only if changing address.)

Acceptance of Appointment
By Statutory Agent**

                    The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 15th     day of July                              , 2003

Signature:	By: /s/ Linda Tyndell
Linda Tyndell Asst Sec

Printed Name:	C T Corporation System
**(required only if a new statutory agent is being appointed

PLEASE NOTE: IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

RECEIVED JUL 17 2003

ARIZONA CORP. COMMISSION
CORPORATIONS DIVISION

Hold for Pickup by Corporation Service Company	OFFICIAL RECORDS OF MARICOPA COUNTY RECORDER HELEN PURCELL 00-0194291 03/15/00 12:12

OSCAR          9 OF 12

FICTITIOUS NAME CERTIFICATE

To the County Recorder
County of

                         Pursuant to the provisions of 44-1236, Arizona Revised Statutes, the corporation hereinafter named has caused the following to be certified:

                         1. The name of the corporation is [Company].

                         2. The address of the corporation is 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108.

                         3. The corporation is incorporated under the laws of the State of Arizona and is authorized to transact business in the State of Arizona.

                         4. The corporation is conducting business under the following fictitious name or designation: [Name].

Dated: 3-10-00

Corporation Service Company

By:	/s/ Laura Mudra
Title: ASSISTANT SECRETARY

STATE OF	)
	)	SS.:
COUNTY OF	)

                         The foregoing instrument was acknowledged before me this 10 day of March, 00 by                    ,     President of [insert name of corporate statutory agent], a [insert name of state or place of incorporation] on behalf of [insert name of corporation].

/s/ [ILLEGIBLE]
Notary Public
Commission expires: 11-16-2002

[notarial seal]	[insert serial number, if any]

Hold for Pickup by Corporation Service Company	OFFICIAL RECORDS OF MARICOPA COUNTY RECORDER HELEN PURCELL 00-0194292 03/15/00 12:12

OSCAR          10 OF 12

FICTITIOUS NAME CERTIFICATE

To the County Recorder
County of

                         Pursuant to the provisions of 44-1236, Arizona Revised Statutes, the corporation hereinafter named has caused the following to be certified:

                         1. The name of the corporation is [Company].

                         2. The address of the corporation is 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108.

                         3. The corporation is incorporated under the laws of the State of Arizona and is authorized to transact business in the State of Arizona.

                         4. The corporation is conducting business under the following fictitious name or designation: [Name]

Dated: 3-10-00

Corporation Service Company

By:	/s/ Laura Mudra
Title: ASSISTANT SECRETARY

STATE OF	)
) SS.:
COUNTY OF	)

          The foregoing instrument was acknowledged before me this 10th day of March 00 by                    ,           President of [insert name of corporate statutory agent], a [insert name of state or place of incorporation] on behalf of [insert name of corporation].

/s/ [ILLEGIBLE]
Notary Public
Commission expires: 11-16-2002

[notarial seal]	[insert serial number, if any]

Hold for Pickup by Corporation Service Company	OFFICIAL RECORDS OF MARICOPA COUNTY RECORDER HELEN PURCELL

FICTITIOUS NAME CERTIFICATE	00-0194289 03/15/00 12:12

OSCAR 7 OF 12

To the County Recorder
County of

       Pursuant to the provisions of 44-1236, Arizona Revised Statutes, the corporation hereinafter named has caused the following to be certified:

       1.  The name of the corporation is [Company].

       2.  The address of the corporation is 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108.

       3.  The corporation is incorporated under the laws of the State of Arizona and is authorized to transact business in the State of Arizona.

       4.  The corporation is conducting business under the following fictitious name or designation: [Name]

Dated: 3-10-00

Corporation Service Company

By:	/s/ [ILLEGIBLE]
Title: ASSISTANT SECRETARY

STATE OF	)
) SS.:
COUNTY OF	)

          The foregoing instrument was acknowledged before me this 10th day of March, 00 by                                ,            President of [insert name of corporate statutory agent], a [insert name of state or place of incorporation] on behalf of [insert name of corporation].

/s/ [ILLEGIBLE]
Notary Public
Commission expires: 11-16-2002

[notarial seal]	[insert serial number, if any]

Hold for Pickup by Corporation Service Company	OFFICIAL RECORDS OF MARICOPA COUNTY RECORDER
HELEN PURCELL

00-0194290 03/15/00 12:12

OSCAR 8 OF 12

FICTITIOUS NAME CERTIFICATE
To the County Recorder
County of

       Pursuant to the provisions of 44-1236, Arizona Revised Statutes, the corporation hereinafter named has caused the following to be certified:

       1.  The name of the corporation is [Company].

       2.  The address of the corporation is 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108.

       3.  The corporation is incorporated under the laws of the State of Arizona and is authorized to transact business in the State of Arizona.

       4.  The corporation is conducting business under the following fictitious name or designation: [Name]

Dated: 3-10-00

Corporation Service Company

By:	/s/ [ILLEGIBLE]
Title: ASSISTANT SECRETARY

STATE OF	)
) SS.:
COUNTY OF	)

          The foregoing instrument was acknowledged before me this 10th day of March, 00 by                                  ,           President of [insert name of corporate statutory agent], a [insert name of state or place of incorporation] on behalf of [insert name of corporation].

/s/ [ILLEGIBLE]
Notary Public
Commission expires: 11-16-2002

[notarial seal]	[insert serial number, if any]

STATE OF ARIZONA

Office of the
CORPORATION COMMISSION

To all to whom these presents shall come, greeting:

          I, Brian C. McNeil, Executive Secretary of the Arizona Corporation Commission, do hereby certify that

***[Company] ***

a domestic corporation organized under the laws of the state of Arizona, did incorporate on [Date].

          I further certify that this corporation has filed all affidavits and annual reports and paid all filing fees required to date and, therefore, is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission. Done at Phoenix, the Capitol, this 1st day of March, 2000, A. D.

/s/ Brian C. McNeil
Executive Secretary

BY:	/s/ Margarita Wright

ARIZONA CORPORATION COMMISSION
CORPORATIONS DIVISION

Phoenix Address:	1300 West Washington Phoenix, Arizona 85007-2929	Tucson Address:	400 West Congress Tucson, Arizona 85701-1347

PROFIT
CFRTIFICATE OF DISCLOSURE
A.R.S.§10-202.D

[Company]
EXACT CORPORATE NAME

A. Has any person serving either by election or appointment as officer, director, trustee, incorporator and persons controlling or holding over 10%          of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1.
Been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

2.
Been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

3.
Been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate, wherein such injunction, judgment, decree or permanent order:

(a) Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction?; or

(b) Involved the violation of the consumer fraud laws of that jurisdiction?; or

(c) Involved the violation of the antitrust or restraint of trade laws of that jurisdiction?

Yes ☐ No ☒

B. IF YES, the following information MUST be attached:

1. Full name, prior name(s) and aliases, if used.
2. Full birth name.
3. Present home address.
4. Prior addresses (for immediate preceeding 7-year period).
5. Date and location of birth.
6. Social Security number.
7. The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.

C. [ILLEGIBLE] any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any corporation which has been placed in [ILLEGIBLE] receivership or had its charter revoked, or administratively or judicially dissolved by any state or jurisdiction?

Yes ☐ No ☒

IF YOUR ANSWER TO THE ABOVE QUESTION IS “YES”, YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1. Name and address of the corporation.
2. Full name (including aliases) and address of each person involved.
3. State(s) in which the corporation:
(a) Was incorporated. (b) Has transacted business.
4. Dates of corporate operation.
5. Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D. The fiscal year end adopted by the corporation is December 31

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I (we) have examined this Certificate, including any attachments, and to the best of my (our) knowledge and belief it is true, correct and complete and hereby declare as indicated above. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY	/s/ Stuart D. Logan			BY

PRINT NAME	Stuart D. Logan				PRINT NAME

TITLE	Incorporator	DATE	02/23/00		TITLE	DATE

DOMESTIC CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at [ILLEGIBLE] duly authorized officer of the corporation.

FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.

AZ. CORP. COMMISSION FILED

FEB 24 2000

/s/ Margarita Wright
TERM	___________
DATE	02|24|00

ARTICLES OF INCORPORATION
OF
[Company]

                    The undersigned individual does hereby act as incorporator for the purpose of organizing a business corporation, pursuant to the provisions of Chapters 1 through 17 of Title 10, Arizona Revised Statutes.

                    FIRST: The corporate name for the corporation (hereinafter called the “corporation”) is [Company].

                    SECOND: The number of shares the corporation is authorized to issue is 1,000, all of which are common shares without par value.

                    THIRD: A brief statement of the character of business that the corporation initially intends actually to conduct in the State of Arizona is the provision of continuing-care accommodations to the elderly and infirm.

                    FOURTH: The individual who is to serve as the sole initial director of the corporation is David Stover. Mr. Stover’s address is 900 Victor’s Way, Suite 350, Ann Arbor, MI 48108.

                    FIFTH: The name and the street address of the corporation’s statutory agent, and the street address of the known place of business for the corporation in the State of Arizona, are Corporation Service Company, 3636 North Central Avenue, Phoenix, Arizona 85012.

                    SIXTH: The name and the address of the incorporator is Stuart D. Logan, Esq., Dykema Gossett PLLC, 1577 N. Woodward Avenue, Suite 300, Bloomfield Hills, Michigan 48304-2820.

                    SEVENTH: To the fullest extent permitted by the provisions of the Arizona Revised Statutes as the same exist or may hereafter be amended, the corporation shall indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions.

                    EIGHTH: To the fullest extent permitted by the provisions of the Arizona Revised Statutes as the same exist or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment, or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the corporation occurring prior to such repeal, amendment, or modification.

Signed on this 23rd day of February, 2000.
/s/ Stuart D. Logan
Stuart D. Logan Incorporator

ACCEPTANCE OF APPOINTMENT BY STATUTORY AGENT

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation.

CORPORATION SERVICE COMPANY

By:	/s/ Shanna Pownall

Shanna Pownall Assistant Vice President